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LOGO: FIRST FEDERAL BANKSHARES, INC.
SUBSCRIPTION & COMMUNITY OFFERING STOCK ORDER FORM

BANK USE

IMPORTANT-PLEASE NOTE: A properly completed original stock order form must be used to subscribe for Common Stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

FIRST FEDERAL BANKSHARES, INC.
Conversion Center
XX Street
__________, IA XXXXX
(XXX) XXX-XXXX

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EXPIRATION DATE
for Stock Order Forms:
Day, Month XX, 199X
12:00 Noon, Central Time


(1) Number of Shares        SUBSCRIPTION PRICE        (2) TOTAL PAYMENT DUE
/                  /        X $10.00 =                 /                  /


The minimum purchase is 25 shares. The maximum purchase share prices are (i) to the Subscription Offering-for any eligible subscriber, $850,000 ($85,000 shares); and (ii) in the Community Offering-for any person, together with Associates or persons acting in concert, $850,000 (85,000 shares). In addition, no person, together with associates of and persons acting in concert with each person, may purchase in the aggregate more than the number of shares of Conversion Stock that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of $850,000 (85,000 shares).

(3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION

/ / Check here if you are an employee, officer or director of First Federal
    Savings Bank of Siouxland or a member of such person's immediate family.

(4) METHOD OF PAYMENT/CHECK

Enclosed is a check, bank draft or money order made payable to First Federal Savings Bank of Siouxland in the amount indicated in this box.

CHECK AMOUNT

(5) METHOD OF PAYMENT/WITHDRAWAL

The undersigned authorizes withdrawal from the following account(s) at First Federal Savings Bank of Siouxland. Individual Retirement Accounts maintained at First Federal Savings Bank of Siouxland cannot be used. There is no penalty for early withdrawal used for this payment.


ACCOUNT NUMBER(S)              WITHDRAWAL AMOUNTS(S)        BANK USE
--------------------           ---------------------        --------

--------------------           ---------------------        --------

--------------------           ---------------------        --------

------------------------       ---------------------        --------
TOTAL WITHDRAWAL AMOUNT
------------------------       ---------------------        --------


(6) PURCHASER INFORMATION

a. / / Check here if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on 9/30/97. LIST ACCOUNT(S) BELOW.

b. / / Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 1998. LIST ACCOUNT(S) BELOW.

c. / / Check here if you were a depositor as of February 2, 1999 or a borrower with a loan outstanding as of 2/11/99 which continued to be outstanding as of February 2, 1999. LIST ACCOUNT(S) OR LOAN(S) BELOW.

d. / / Check here and indicate the number of First Federal Savings Bank of Siouxland shares CURRENTLY owned by you. Complete 6(d) on reverse side
       for any persons associated or acting in concert with you.  /   /


ACCOUNT TITLE (NAME ON ACCOUNTS)            ACCOUNT NUMBER(S)          BANK USE

--------------------------------            -----------------          --------

--------------------------------            -----------------          --------

--------------------------------            -----------------          --------

--------------------------------            -----------------          --------

PLEASE NOTE: Failure to list all your accounts at the First Federal Saving Bank of Siouxland may result in the loss of part or all of your subscription rights. If additional space is needed, please utilize the back of this stock order form.

(7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP


/ / Individual                     / / Join Tenants     / / Tenants in Common    / / / /-/ / /-/ / / / /
/ / Fiduciary                      / / Company/Corp/    / / Uniform              / / IRA or Qualified Plan - Beneficial Owners SS#
    (i.e. trust, estate, etc.)         Partnership          Transfers to
                                                            Minors Act



(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY) ADDING THE NAMES OF ANOTHER PERSON(S) WHO ARE NOT OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER BECOMING NULL AND VOID.


Name(s)                                                               Social Security # or Tax ID#

------------------------------------------------------------------------------------------------------------------------
Names(s) continued                                                    Social Security # or Tax ID#

------------------------------------------------------------------------------------------------------------------------
Street Address                                                        County of Residence

------------------------------------------------------------------------------------------------------------------------
City                    State               Zip Code

----------------------- ----------------------------------------------

(9) TELEPHONE - Daytime (  )                Evening (  )
                ------------------------------------------------------

/ / (10) NASD AFFILIATION - Check here if you are a member of the National
         Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box,
         (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

/ / (11) ASSOCIATES - ACTING IN CONCERT

         Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

    (12) ACKNOWLEDGMENT - To be effective, this Stock Order Form and accompanying Certification Form must be properly completed and actually received by First Federal Savings Bank of Siouxland no later than 12:00 Noon, Central time, on DAY, MONTH, DATE, 1999, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by First Federal Savings Bank of Siouxland, this Stock Order Form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at the First Federal Savings Bank of Siouxland has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. UNDER PENALTY OF PERJURY, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion and Reorganization described in the accompanying
         Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the First Federal Savings Bank of Siouxland.

         Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. First Federal Savings Bank of Siouxland, First Federal Bankshares, MHC and First Federal Bankshares, Inc., will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.


         Signature                Date           Signature                  Date

BANK USE ONLY

BANK USE ONLY



ITEM (6)a, (6)b, (6)c-CONTINUED
Account Title (Names on Accounts)             Account Number(s)       Bank Use

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

Item 6(d)- continued
List below the number of First Federal Savings Bank of Siouxland shares currently owned by Associates (as defined below) or by persons acting in concert with you.


Registration Name(s) on Stock Certificates    Number of Share(s)      Bank Use


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


Item (11)- (continued)
List below all other orders submitted by you or Associates
(as defined) or by persons acting in concert with you.


Name(s) listed on other Stock Order Forms     Number of Shares Ordered

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


"Associate" is defined as: (i) any corporation or organization (other than First Federal Savings Bank of Siouxland, First Federal Bankshares, M.H.C., First Federal Bankshares, Inc. or a majority-owned subsidiary of the First Federal Savings Bank of Siouxland) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, provided, however, such term shall not include First Federal Savings Bank of Siouxland, First Federal Bankshares, M.H.C., First Federal Bankshares, Inc's employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the First Federal Savings Bank of Siouxland, First Federal Bankshares, Inc., First Federal Bankshares, M.H.C. or any subsidiaries thereof. Directors of the First Federal Savings Bank of Siouxland, First Federal Bankshares, Inc. or the First Federal Bankshares, M.H.C. are not treated as Associates solely because of their Board memberships.


                             CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FIRST FEDERAL SAVINGS BANK OF SIOUXLAND, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call ____________________________ located at ______________________________ at (XXX) XXX-XXXX.

I further certify that, before purchasing the common stock, par value $0.01 per share, of First Federal Bankshares, Inc., the proposed holding company for First Federal Savings Bank of Siouxland, I received a Prospectus of the First Federal Bankshares, Inc. dated February XX, 1999 relating to such offer of Common Stock.

The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the First Federal Bankshares, Inc. and describes the risks involved in the investment in this Common Stock, including but not limited to the:



      1. Increasing Interest Rates May Decrease Our Profits and the Value of Our Investment Portfolio.       (page  )
      2. Our Return on Equity May Be Lower Than Our Peers Following the Conversion Portfolio.                (page  )
      3. Our $10.00 Per Share Offering Price Does Not Assure Immediate Post Conversion Price Appreciation.   (page  )
      4. Certain Loans We Make Have Higher Default Risks then Residential Mortgage Loans.                    (page  )
      5. Implementing Our Stock-based Benefit Plans Will Increase Our Future Comepnsation Expense
         and May Dilute the Voting Interests of Our Stockholders.                                            (page  )
      6. If The Number of Shares of Common Stock to be Sold in This Offering Is Increased, the Future
         Net Income Attributable to Each Share Will be Decreased.                                            (page  )
      7. Compensation Expense For Our Employee Stock Ownership Plan.                                         (page  )
      8. Our Agreement to Make Payments After a Change in Control in Various Employee Contracts and Plans
         May Discourage Anti-Takeover Attempts.                                                              (page  )
      9. Anti-Takeover Provisions in Our Governing Instruments And Voting Control of Management May
         Discourage Takeover Attempts.                                                                       (page  )
     10. If Our Computer Systems or Those of Our Vendors And Customers Do Not Work Properly in The Year
         2000, Our Operations Will Be Significantly Disrupted.                                               (page  )
     11. Risks Related to The Acquisition of Mid-Iowa Financial.                                             (page  )

             THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Signature                       Date       Signature                       Date

------------------------------------       ------------------------------------

Name (Please Print)             Date       Name (Please Print)             Date

------------------------------------       ------------------------------------

[LOGO] FIRST FEDERAL BANKSHARES, INC.

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                            STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder.
Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, NJ (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
  - The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
  - The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
  - A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
  - The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
  - The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John
Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                          STOCK ORDER FORM INSTRUCTIONS
TERMS 1 AND 2-
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription and Community Offerings is 25 shares. In the Subscription
Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member is $850,000 (85,000 shares), and the maximum purchase in the Community Offering by any person, together with associates or persons acting in concert is $850,000 (85,000 shares). The
Primary Parties have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part. In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of Conversion Stock that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of $850,000
(85,000 shares).
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ITEM 3-
Please check this box to indicate whether you are an employee, officer or director of First Federal Savings Bank of Siouxland or a member of such person's immediate family.
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ITEM 4-
Payment for shares may be made in cash (only if delivered by you in person to a branch office of First Federal Savings Bank of Siouxland) or by check, bank draft or money order payable to First Federal Savings Bank of Siouxland. Your funds will earn interest at the Bank's passbook rate of interest (until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please insert the total check(s) amount in this box if your method of payment is by check, bank draft or money order.
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ITEM 5-
If you pay for your stock by a withdrawal from a deposit account at First Federal Savings Bank of Siouxland insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT OR QUALIFIED PLAN.
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ITEM 6-
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on 9/30/97.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 1998.
c. Check here if you were a depositor as of February 2, 1999 or a borrower with a loan outstanding as of February 11, 1992 which continued to be outstanding as of February 2, 1999. Please list all names on the account(s) and all account number(s) of accounts you had at these dates at the First Federal Savings Bank of Siouxland in order to insure proper identification of your purchase rights.
   Please note: Failure to list all your accounts at the First Federal
   Savings Bank of Siouxland may result in the loss of part or all of your subscription rights.
d. Please indicate the number of First Federal Savings Bank of Siouxland shares CURRENTLY owned by you. Please list any associates or persons acting in concert with you and share amounts on the reverse side of this Stock
   Order Form.
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ITEMS 7, 8 AND 9-
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your First Federal Bankshares, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".
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ITEM 10-
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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ITEM 11-
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order
Form.
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ITEM 12-
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of First Federal Savings Bank of Siouxland. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization at the subscription price) must be received by First Federal Bankshares, Inc. no later than 12:00 noon, Central time, on __________________ 1999 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Conversion Center Monday through Friday from 10:00 a.m. to 4:00 p.m.
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